UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 25, 2008

EMERALD DAIRY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52174	80-0137632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11990 Market Street, Suite 205 Reston, Virginia 20190
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:		(703) 867-9247

Amnutria Dairy Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

Effective as of January 25, 2008, Emerald Dairy Inc. (the “Company”) dismissed Murrell, Hall, McIntosh & Co., PLLP as its independent registered public accounting firm. The decision to change accountants was approved by the Company’s Board of Directors as of January 14, 2008.

Prior to its dismissal, Murrell, Hall, McIntosh & Co., PLLP had neither audited any of the Company’s consolidated financial statements, nor reviewed any of the Company’s unaudited interim reports, having replaced its previous independent registered public accounting firm, Mantyla McReynolds, LLC, on November 19, 2007.

Murrel, Hall, McIntosh & Co., PLLP had previously served as independent registered public accounting firm for American International Dairy Holding Co., Inc., a privately-held Nevada corporation (“AIDH”), which became a wholly-owned subsidiary of the Company in a reverse merger transaction consummated on October 9, 2007. In connection with their services in this capacity, Murrel, Hall, McIntosh & Co., PLLP had:

•	audited AIDH’s financial statements for the fiscal years ended December 31, 2006 and 2005, incorporated into the Form 8-K the Company filed on October 15, 2007;

•	reviewed AIDH’s unaudited financial statements for the six months ended June 30, 2007 and 2006, incorporated into the Form 8-K the Company filed on October 15, 2007; and

•	reviewed AIDH’s unaudited financial statements for the nine months ended September 30, 2007 and 2006, incorporated into the Form 8-K the Company filed on November 19, 2007.

From the date of Murrel, Hall, McIntosh & Co., PLLP’s engagement, through the date of dismissal, there were no disagreements with Murrell, Hall, McIntosh & Co., PLLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Murrell, Hall, McIntosh & Co., PLLP, would have caused it to make reference to the matter in connection with its reports. In addition, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-B.

The Company made the contents of this Current Report available to Murrell, Hall, McIntosh & Co., PLLP and requested it to furnish a letter addressed to the SEC as to whether Murrell, Hall, McIntosh & Co., PLLP agrees or disagrees with, or wishes to clarify our expression of, the Company’s views, or containing any additional information. A copy of Murrell, Hall, McIntosh & Co., PLLP’s letter to the SEC is included as Exhibit 16.1 to this Current Report.

As of January 25, 2008, Windes & McClaughry Accountancy Corporation was engaged as the Company’s new independent registered public accountants. During the Company’s two most recent fiscal years, and the subsequent interim period through January 25, 2008 (the date of engagement of Windes & McClaughry Accountancy Corporation), the Company did not consult Windes & McClaughry Accountancy Corporation regarding either: (a) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of January 25, 2008, the Company changed its name from “Amnutria Dairy Inc.” to “Emerald Dairy Inc.” The change became effective upon the Company’s filing of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada. In connection with the change of the Company’s name, the Company was assigned “EMDY” as its new trading symbol on the Over-the-Counter Bulletin Board.

The decision to change the Company’s name was approved by the Company’s Board of Directors as of January 14, 2008. Article XIV of the Company’s Articles of Incorporation, as amended, states that “The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation’s business operations are conducted or a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.” Therefore, the Company did not solicit or obtain shareholder consent for the change of its name.

A copy of the Certificate of Amendment is annexed hereto as Exhibit 2.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Certificate of Amendment to Articles of Incorporation, filed January 25, 2008
16.1	Letter from Murrell, Hall, McIntosh & Co., PLLP
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD DAIRY INC.
(Registrant)

Date: January 30, 2008	By:	/s/ Yang Yong Shan
Yang Yong Shan
Chairman, Chief Executive Officer and President